                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
[X]  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to section 240.14a-11(c) or section 240.14a-12

                        CONSUMER PORTFOLIO SERVICES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  Fee not required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

     Notes:

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                       OF

                        CONSUMER PORTFOLIO SERVICES, INC.
                         2 Ada, Irvine, California 92618

                               Phone: 714-753-6800

                                   -----------


     The annual meeting of the shareholders of Consumer Portfolio Services, Inc. (the "Company") will be held at 10:00 a.m., local time, on Thursday, July 10, 1997 at the Company's offices, 2 Ada, Irvine, California for the following purposes:

     1. To elect the Company's entire Board of Directors for a one-year term.

     2. To consider an amendment to the Company's bylaws that would increase the number of authorized directors from a fixed number of five to a variable range of from five to nine, and set the authorized number within that range at six.

     3. To consider the proposed CPS 1997 Long-Term Incentive Plan.

     4. To ratify the appointment of KPMG Peat Marwick LLP as the Company's independent auditors for the fiscal year ending December 31, 1997.

     5. To transact such other business as may properly come before the meeting.

     Only shareholders of record at the close of business on June 5, 1997 are entitled to notice of and to vote at the meeting.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING IN PERSON, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY EXACTLY AS YOUR NAME APPEARS THEREON AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. PROXIES MAY BE REVOKED AT ANY TIME AND, IF YOU ATTEND THE MEETING IN PERSON, YOUR EXECUTED PROXY WILL BE RETURNED TO YOU UPON REQUEST.

                                        By Order of the Board of Directors


                                        /s/ JEFFREY P. FRITZ
                                        --------------------------------
                                        Jeffrey P. Fritz, Secretary


Dated: June 11, 1997

                        CONSUMER PORTFOLIO SERVICES, INC.

                        2 Ada, Irvine, California 92618

                                  714-753-6800

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JULY 10, 1997

                                   -----------

                                  INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Consumer Portfolio Services, Inc. (the "Company" or "CPS") for use at the annual meeting of the shareholders to be held at 10:00 a.m., local time, on Thursday, July 10, 1997 at the Company's offices, 2 Ada, Irvine, California 92618, and at any adjournment thereof (the "Annual Meeting").

     All shares represented by properly executed proxies received in time will be voted at the Annual Meeting and, where the manner of voting is specified on the proxy, will be voted in accordance with such specifications. Shares represented by properly executed proxies on which no specification has been made will be voted any shareholder who executes and returns a proxy may revoke it at any time prior to the voting of the proxy by giving written notice to the Secretary of the Company, by executing a later-dated proxy, or by attending the meeting and giving oral notice of revocation to the Secretary of the Company.

     The Board of Directors of the Company has fixed the close of business on June 5, 1997 as the record date for determining the holders of outstanding shares of the Company's Common Stock, without par value ("CPS Common Stock") entitled to notice of, and to vote at the Annual Meeting. On that date, there were 14,299,442 shares of CPS Common Stock issued and outstanding. Each such share of CPS Common Stock is entitled to one vote on all matters to be voted upon at the meeting, except that holders of CPS Common Stock have the right to cumulative voting in the election of directors, as described herein under the heading "Voting of Shares."

     The notice of the Annual Meeting, this proxy statement and the form of proxy are first being mailed to shareholders of the Company on or about June 11, 1997. Expenses incurred in connection with the solicitation of proxies will be paid by the Company. The proxies are being solicited principally by mail. In addition, directors, officers and regular employees of the Company may solicit proxies personally or by telephone, for which they will receive no payment other than their regular compensation. The Company will also request brokerage houses, nominees, custodians and fiduciaries to forward soliciting material to the beneficial owners of Common Stock of the Company and will reimburse such persons for their expenses so incurred.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

NOMINATIONS

     Each of the of the Company's six current directors have been nominated for election as directors at the Annual Meeting, and each has agreed to serve as a director if elected. Directors of the Company are elected annually to serve until the next annual meeting of shareholders and until their successors are duly elected and qualified.

     The names of the nominees, their principal occupations, and certain other information regarding them set forth below is based upon information furnished to the Company by them.


         Name                               Age      Position(s) with the Company
         ----                               ---      ----------------------------
      Charles E. Bradley, Sr.                67      Chairman of the Board of Directors
      Charles E. Bradley, Jr.                37      President, Chief Executive Officer, and Director
      William B. Roberts                     60      Director
      John G. Poole                          54      Vice Chairman of the Board of Directors
      Robert A. Simms                        58      Director
      Thomas L. Chrystie                     64      Director

     CHARLES E. BRADLEY, SR. has been the Chairman of the Board of the Company since its formation in March 1991. Mr. Bradley is one of the founders of Stanwich Partners, Inc. ("Stanwich"), a Connecticut investment firm which acquires controlling interests in companies in conjunction with the existing operating management of such companies, and has been President, a director and a shareholder of that company since its formation in 1982. He is also President and director of Reunion Industries, Inc., a publicly held company which manufactures precision plastic products and provides engineered plastics services. Mr. Bradley is currently a director of DeVlieg-Bullard, Inc., Chatwins Group, Inc., Texon Energy Corp., General Housewares Corp., NAB Asset Corporation (38% of whose outstanding shares of voting stock are held by the Company), Zydeco Exploration, Inc., Sanitas, Inc. and Audits and Surveys Worldwide, all of which are publicly-held corporations or are required to file periodic reports under Section 13 or 15(d) of the Securities Exchange Act of 1934. Mr. Bradley is the father of Charles E. Bradley, Jr.

     CHARLES E. BRADLEY, JR. has been the President and a director of the Company since its formation in March 1991. In January 1992, Mr. Bradley was appointed Chief Executive Officer of the Company. From March 1991 until December 1995 he served as Vice President and a director of CPS Holdings, Inc. From April 1989 to November 1990, he served as Chief Operating Officer of Barnard and Company, a private investment firm. From September 1987 to March 1989, Mr. Bradley, Jr. was an associate of The Harding Group, a private investment banking firm. Mr. Bradley, Jr. is currently serving as a director of NAB Asset Corporation, Chatwins Group, Inc., Texon Energy Corporation, Thomas Nix Distributor, Inc., and CARS USA. Charles E. Bradley, Sr. is his father.

     WILLIAM B. ROBERTS has been a director of the Company since its formation in March 1991. Since 1981, he has been the President of Monmouth Capital Corp., an investment firm which specializes in management buyouts. Mr. Roberts serves on the board of directors of Atlantic City Racing Association, a publicly-held corporation, which owns and operates a race track.

     JOHN G. POOLE has been a director of the Company since November 1993 and its Vice Chairman since January 1996. He was a co-founder of Stanwich in 1982 and has been a director, vice president and shareholder of that company since its formation. Mr. Poole is a director of Reunion Industries, Inc., Sanitas, Inc., Chatwins Group, Inc., and DeVlieg-Bullard, Inc.

     ROBERT A. SIMMS has been a director of the Company since April 1995. He has been the Chairman and Chief Executive Officer of Simms Capital Management, Inc. since 1984. He is also a director of New York Bancorp,

Arrhythmia Research Technology, Inc. and the National Football Foundation and Hall of Fame. Mr. Simms also serves on the Board of Overseers of Rutgers University and was formerly a partner in Bear Stearns & Co.

     THOMAS L. CHRYSTIE has been a director of the Company since April 1995. He has been self-employed as an investor since 1988. His previous experience includes 33 years at Merrill Lynch & Co. in various capacities including heading Merrill Lynch's investment banking, capital markets and merchant banking activities. In addition, he served as Merrill Lynch & Co.'s Chief Financial Officer. He is also a director of Titanium Industries, Eonyx Corporation and Wyoming Properties.

     The Board of Directors has established an Audit Committee and Compensation and Stock Option Committee. The members of the Audit Committee are Robert A. Simms, Thomas L. Chrystie and William B. Roberts. The Audit Committee is empowered by the Board of Directors to review the financial books and records of the Company in consultation with the Company's accounting and auditing staff and its independent auditors and to review with the accounting staff and independent auditors any questions raised with respect to accounting and auditing policy and procedure.

     The members of the Compensation and Stock Option Committee are Robert A. Simms, Thomas L. Chrystie and William B. Roberts. This Committee makes recommendations to the Board of Directors as to general levels of compensation for all employees of the Company, the annual salary of each of the executive officers of the Company, authorizes the grants of options to employees under the Company's 1991 Stock Option Plan, and reviews and approves compensation and benefit plans of the Company.

     The Company does not have a Nominating Committee. Shareholders who wish to suggest individuals for possible future consideration for board positions should direct recommendations to the Board of Directors at the Company's principal offices.

     The Board of Directors held four meetings and six times acted by written consent during the year ended December 31, 1996. The Audit Committee met once during the year ended December 31, 1996. The Compensation and Stock Option Committee met once and twice acted by written consent during that same period. Each director attended 75% or more of the meetings of the Board and of the committees on which he served during such period.

     The Company pays Messrs. Simms, Chrystie and Roberts a director's fee of $1,000 per month plus $500 for each meeting attended. Since January 1, 1996, the Company has paid salaries to Mr. Bradley, Sr. and to Mr. Poole at the annual rates of $125,000 and $75,000, respectively, for serving as Chairman and Vice Chairman, respectively, of the Board of Directors.

     Assuming approval of Proposal No. 2, the six nominees for election as directors at the Annual Meeting who receive the highest number of votes cast for election will be duly elected directors upon completion of the vote tabulation at the meeting, provided a majority of the outstanding shares of CPS Common Stock as of the record date are present in person or by proxy at the meeting. The Board of Directors recommends a vote FOR each of the nominees above. As discussed below, there is some ambiguity as to the number of directors authorized to be elected to the Company's board of directors. Proposal No. 2, if adopted, will confirm that such number is six. If Proposal No. 2 is not adopted, then the Company will consult further with its counsel as to the effect of the actions taken at the Annual Meeting, and may submit the question of the number of authorized directors to a court for definitive determination. Proposal No. 2 will be presented at the Annual Meeting as the first order of business. It is given the number "two" in this Proxy Statement and on the accompanying proxy card to conform with standard practice in the tabulation of proxy voting instructions, which assumes that the first proposal at any regular meeting is the election of directors.

                                 PROPOSAL NO. 2

                   INCREASE IN NUMBER OF AUTHORIZED DIRECTORS

     The number of authorized directors of the Company is set by its Bylaws. The Board of Directors recommends that the Bylaws be amended to provide that the number of authorized directors may vary within a range of from five to nine, with the exact number initially to be six. The number of authorized directors could thereafter be changed within that range by a bylaw or bylaw amendment adopted by either the Board of Directors or by the shareholders. A change in the limits of the authorized range could be effected only by a bylaw or bylaw amendment adopted by the shareholders. The extent to which the Bylaws may give authority to the Board of Directors to determine the number of authorized directors is limited by the California General Corporation Law, which requires that when the number of directors is specified as a range, then the maximum of the range may be no more than twice the minimum, less one.

     Prior to April 1995, the Company's bylaws provided that the number of authorized directors would be not less than three nor more than five, with the exact number to be fixed by resolution of the Board of Directors. The authorized number of directors was then four. In April 1995 the Board of Directors had the opportunity to add two distinguished individuals, Thomas L. Chrystie and Robert
A. Simms, as directors. To accomplish that end, the Board of Directors approved resolutions to change the authorized range to not less than three nor more than nine, to fix the exact number of authorized directors within that range at six, and to elect Messrs. Chrystie and Simms to the vacancies thereby created.

     Because the resolutions fixed the number of authorized directors at six, which exceeded the previously fixed maximum of five, and because a range of from three to nine exceeds the limits of California law, the validity of these resolutions is doubtful. Counsel has advised the Company that the election of six directors by the shareholders at subsequent annual meetings (held in September 1995 and July 1996) may be considered an implicit amendment of the Company's bylaws to set the number of authorized directors at six, or may be considered to be an election of six de facto directors, or may be considered an election of whichever five of such individuals received the most shareholder votes. As all six nominees received the exact same number of votes at the last annual meeting, there is at present no basis for distinguishing five among them from the sixth. The Company therefore believes that all six of the individuals nominated at the last meeting of shareholders (who are the six individuals named as nominees in this Proxy Statement) should be considered directors of the Company.

     A review of actions taken by the Board of Directors and its committees since April 1995 has shown that no such action was taken by a vote close enough that a different interpretation of which individuals were duly elected members of the board of directors would have affected the outcome.

     To avoid any doubt in the future as to the composition of the Company's Board of Directors, and to allow some flexibility in the future as to the number of individuals who may be elected to the Board of Directors, a resolution will be introduced at the Annual Meeting to amend Section 2 of Article III of the Company's Bylaws to read as follows:

         "The authorized number of directors of this corporation shall be not less than five nor more than nine. The exact number of authorized Directors shall be six until changed, within the limits specified above, by a bylaw amending this Section 3, duly adopted by the Board of Directors or by the Shareholders."

     The affirmative vote of a majority of the shares entitled to vote at the Annual Meeting is required to approve the amendment described above. The Board of Directors recommends a vote FOR the approval of the above amendment to the Company's Bylaws.

                                 PROPOSAL NO. 3

                  APPROVAL OF CONSUMER PORTFOLIO SERVICES 1997
                            LONG-TERM INCENTIVE PLAN

     The Company seeks shareholder approval of the 1997 Long-Term Incentive Plan (the "1997 Incentive Plan"), which has been approved by the Board of Directors to supplement the 1991 Stock Option Plan (the "1991 Option Plan"). If approved by the shareholders, the 1997 Incentive Plan will be effective as of June 1, 1997 and will expire on April 30, 2007. The 1997 Incentive Plan authorizes the Compensation Committee, or such other committee as is appointed by the Board to administer the 1997 Incentive Plan (the "Committee"), to grant awards to employees of the Company or of entities in which the Company has a controlling or significant equity interest. Directors of the Company are also eligible to participate, whether or not they are employees. As of June 4, 1997, there were approximately 444 persons eligible to participate in the 1997 Incentive Plan.

     The principal reason for proposing adoption of the 1997 Incentive Plan is that the Company has made grants under the 1991 Option Plan with respect to nearly all of the shares authorized for issuance under the 1991 Option Plan. The other major reason for proposing adoption of the 1997 Incentive Plan is to increase flexibility as to the forms that long-term incentive awards may take: the 1991 Option Plan authorizes grants only of stock options, while the 1997 Incentive Plan would also permit the grant of stock appreciation rights and of restricted stock.

     The 1991 Option Plan was adopted in December 1991, and amended in November 1993 and September 1995 to increase the number of shares that may be made subject to options granted thereunder. As amended, the 1991 Option Plan authorizes issuance of options with respect to an aggregate maximum of up to 2,700,000 shares. As of May 1, 1997, there were options outstanding under the 1991 Option Plan with respect to 2,660,000 shares, or 98.5% of the total.

     The Board of Directors has determined that the Company's ability to retain and attract qualified personnel would be best served by authorizing the issuance of additional long-term incentives, including stock options, and has therefore adopted the 1997 Incentive Plan and directed that the 1997 Incentive Plan be submitted to the shareholders for approval. As the Company's directors and executive officers are eligible to receive awards under the 1997 Incentive Plan, such individuals may be deemed to have a personal interest in its approval. Because there are at present no plans as to any specific awards to be made under the 1997 Incentive Plan, the amount of any benefit to be received by specific directors, nominees or executive officers, or any other person or group of persons, is not determinable.

     The purposes of the 1997 Incentive Plan are to align employees' long-term financial interests with those of shareholders, reinforce a performance-oriented culture and strategy, reward employees for increasing the Company's stock price over time and to attract, retain and motivate employees. Outside directors are also eligible to receive awards under the 1997 Incentive Plan. Such awards, if any, would be expected to have the effect of aligning the directors' interests with those of the shareholders.

     The 1997 Incentive Plan authorizes the Committee to grant any of the following awards to such eligible persons as the Committee may select: options to purchase common stock; stock appreciation rights; other stock awards; and stock payments, any of which may be granted singly, in tandem or in combination as the Committee may determine. Shares of stock subject to awards are shares of common stock, no par value, of the Company.

     A stock option represents the right to purchase a specified number of shares at a stated exercise price for a specified time. The 1997 Incentive Plan permits the grant of options to purchase shares at such exercise price as the Committee may determine. The 1997 Incentive Plan permits the grant of stock options in the form of nonqualified stock options as well as incentive stock options as described in Section 422 of the Code.

     The exercise period for any stock option granted will be determined by the Committee at the time of grant, but will not be longer than 10 years from the date of grant. Upon exercise, the option exercise price may be paid in cash, by tendering shares of the Company stock owned by the optionee, by authorizing the Company or its affiliates to sell the shares subject to the option and assigning to the Company a sufficient amount of the sale proceeds to pay the option price, or any combination of such methods. A stock appreciation right (an "SAR") represents a right to receive a payment in cash, shares or a combination of both equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over an amount which is no less than the fair market value of the shares on the date of grant, unless such award is granted retroactively in substitution for an existing stock option.

     Stock awards (including restricted stock) and stock payments may also be granted pursuant to the 1997 Incentive Plan. Stock awards may be made in shares of common stock or denominated in units equivalent in value to shares or may otherwise be based on or related to shares of common stock. All or part of any stock award may be subject to conditions and restrictions established by the Committee, which may include continuous service and/or achievement of performance goals. The performance criteria that may be used by the Committee in granting awards contingent on performance goals for officers to which Section 162(m) of the Code is applicable consist of stock price, earnings level and return on equity. The Committee may select one criterion or multiple criteria for measuring performance and the measurement may be based on the performance of the Company and/or on comparative performance with other companies. The Committee may grant awards under the 1997 Incentive Plan which are not based on the performance criteria specified above, in which case the compensation paid under such awards to officers to which Section 162(m) of the Code is applicable may not be deductible. In all cases, the minimum vesting requirement for all or a portion of any stock award will be not less than six months. Stock payments may be made pursuant to the 1997 Incentive Plan to compensate individuals for amounts otherwise payable in cash, in which case the shares used for such payment will not be applied to the share limitations of the 1997 Incentive Plan and no minimum vesting period will apply.

     Neither the grant of stock options under the 1997 Incentive Plan nor the exercise of an incentive stock option results in taxable income to the grantee under the Code. The exercise of a nonqualified stock option results in taxable income to the grantee equal to the excess, if any, of (i) the fair market value of the stock on the date it is purchased over (ii) the price at which it is purchased, at such time as the stock is purchased. The Company may claim an income tax deduction equal to the amount on which the grantee of a nonqualified stock option is taxed as described in the preceding sentence.

     Stock options, stock appreciation rights, other stock awards and stock payments may be granted to employees of other companies who become employees of the Company or an affiliate as a result of a merger, consolidation or acquisition in substitution for stock options or other stock denominated awards held by such employees in such other companies.

     The 1997 Incentive Plan provides that an aggregate maximum of up to 1,500,000 shares of the Company's common shares may be subject to awards under the 1997 Incentive Plan. No more than 750,000 shares represented by awards may be granted to any single individual over the life of the 1997 Incentive Plan. 1,500,000 shares of common stock will be reserved for issuance under the 1997 Incentive Plan. The market value of such shares, if all were outstanding as of June 4, 1997, would be $15,000,000, based on the $10.00 per share closing price reported by Nasdaq for that date. All shares of common stock subject to the 1997 Incentive Plan and covered by outstanding awards will be proportionately adjusted, subject to the Committee's discretion, for any future stock splits or consolidations or other corporate transactions.

     The provisions governing the disposition of specific awards granted under the 1997 Incentive Plan in the event of the retirement, disability, death or other termination of employment of the participant will be determined by the Committee at the time such awards are granted. Awards granted under the 1997 Incentive Plan will not be transferable or assignable other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order.

     Prior to a change of control of the Company, the Committee or the Board of Directors may alter, amend, suspend or discontinue the 1997 Incentive Plan or any agreements granted thereunder to the extent permitted by law. However, approval of a majority of the shareholders is necessary to increase materially the number of shares available for awards.

     In the event of a change of control of the Company or an affiliate, the Committee or the Board of Directors may take action to accelerate the time period for exercising or realizing awards, to provide for the purchase of awards for an amount equal to the amount that could have been obtained upon the exercise or realization of rights had the awards been currently exercisable or payable, to make adjustments to the awards to reflect the change of control, or to cause outstanding awards to be assumed, or new rights substituted therefore, by the corporation surviving such change.

     A copy of the complete text of the 1997 Incentive Plan may be obtained by writing to the Office of the Secretary, Consumer Portfolio Services, Inc., 2 Ada, Irvine, CA 92618.

     Approval of the 1997 Incentive Plan requires the affirmative vote of a majority of the votes cast at the meeting by the shareholders entitled to vote thereon. The Board of Directors recommends a vote FOR this proposal.

                                 PROPOSAL NO. 4

          RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, on recommendation of the Audit Committee, has appointed the accounting firm of KPMG Peat Marwick to be the Company's independent auditors for the year ending December 31, 1997.

     A proposal to ratify that appointment will be presented to shareholders at the Annual Meeting. If the shareholders do not ratify the selection of KPMG Peat Marwick another firm of independent public accountants will be selected by the Board of Directors at the Annual Meeting. Representatives of KPMG Peat Marwick will be present at the Annual Meeting. Such representatives will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from shareholders in attendance. The Board of Directors recommends a vote FOR this proposal.

                        INFORMATION REGARDING THE COMPANY

EXECUTIVE COMPENSATION

     The following pages set forth information in tabular form regarding compensation of Company's compensation policies and practices.

Summary of Compensation

     The following table sets forth all cash compensation earned during (i) the fiscal year ended December 31, 1996, (ii) the nine-month period ended December 31, 1995, and (iii) the fiscal year ended March 30, 1995, by the Company's Chief Executive Officer and by its four most highly compensated other executive officers (the "named executive officers") who were serving as executive officers at December 31, 1996. Information is presented for those specified periods, rather than for three full years, because the Company in 1995 changed the end of its fiscal year from March 31 to December 31. COMPENSATION SHOWN FOR THE PERIOD ENDED DECEMBER 1995 IS FOR NINE MONTHS ONLY.

                           SUMMARY COMPENSATION TABLE


=======================================================================================================
                                                                                          Long Term
                                                                 Compensation for        Compensation
                                                                   period shown             Awards
-------------------------------------------------------------------------------------------------------
Name and Principal Position               Period Ended         Salary        Bonus(1)   Options/SARs(2)
-------------------------------------------------------------------------------------------------------
CHARLES E. BRADLEY, JR.                   December 1996       $381,250      $372,500        200,000
Chief Executive Officer                   December 1995        237,500       217,500          8,400
                                           March 1995          250,000       225,000        150,000
-------------------------------------------------------------------------------------------------------
NICHOLAS P. BROCKMAN                      December 1996        117,039        59,500         12,600
Senior Vice President, Asset Recovery     December 1995         80,372        33,750              0
                                           March 1995           99,226        46,636         32,000
-------------------------------------------------------------------------------------------------------
WILLIAM L. BRUMMUND, JR.                  December 1996        117,039        55,500          5,000
Senior Vice President, Systems            December 1995         80,372        33,750          7,600
                                           March 1995           99,226        49,612         32,000
-------------------------------------------------------------------------------------------------------
JEFFREY P. FRITZ                          December 1996        154,938        78,250          5,000
Senior Vice President, Finance            December 1995         91,903        48,750          7,600
                                           March 1995          104,834        52,416         32,000
-------------------------------------------------------------------------------------------------------
CURTIS K. POWELL                          December 1996        124,500        51,000         75,000
Senior Vice President, Marketing          December 1995         81,000        41,250         47,600
                                           March 1995           51,080        10,000         50,000
=======================================================================================================

--------------------
(1) Bonus for each period is the bonus paid to date with respect to that period. Bonus compensation paid in May 1996 was awarded based on performance in the twelve-month period ended March 1996, and is therefore allocated 25% to the year ended December 1996 and 75% to the nine-month period ended December 1995. Bonus compensation paid in May 1997 was based on performance in the nine-month period ended December 1996, and is therefore allocated entirely to that period.

(2) Number of shares that may be purchased upon exercise of options that were granted in the period shown.

Option and SAR Grants

     The following table sets forth all options granted by the Company to the named executive officers during the year ended December 31, 1996. All such options were granted under the 1991 Stock Option Plan. No stock appreciation rights (SARs) were granted by the Company during the year ended December 31, 1996. All options were for the purchase of shares of the Common Stock.


==========================================================================================================================
                                                                                                   Potential Realizable
                                                                                                 Value at Assumed Annual
                                               % of Total                                          Rates of Stock Price
                                Options      Options Granted                                         Appreciation for
                                Granted      to Employees in     Exercise or                           Option Term
                                (No. of        Year Ended        Base Price     Expiration     ---------------------------
        Name                    Shares      December 31, 1996    ($/Shares)        Date              5%           10%
--------------------------------------------------------------------------------------------------------------------------
Charles E. Bradley, Jr.         200,000           39.0%            $8.875     March 31, 2006    $1,109,340      $2,807,304
--------------------------------------------------------------------------------------------------------------------------
Nicholas P. Brockman             12,600            2.5%             8.875     March 31, 2006        69,888         176,860
--------------------------------------------------------------------------------------------------------------------------
William L. Brummund, Jr.          5,000            1.0%             8.875     March 31, 2006        27,733          70,183
--------------------------------------------------------------------------------------------------------------------------
Jeffrey P. Fritz                  5,000            1.0%             8.875     March 31, 2006        27,733          70,183
--------------------------------------------------------------------------------------------------------------------------
Curtis K.  Powell                75,000           14.6%             8.875     March 31, 2006       416,002       1,052,739
==========================================================================================================================

Aggregated Option Exercises and Fiscal Year End Option Value Table

     The following table sets forth, as of December 31, 1996, the number of unexercised options held by each executive officer named in the preceding table, the number of shares subject to then exercisable and unexercisable options held by such persons and the December 31, 1996 value of all unexercised options held by such persons. Each option referred to in the table was granted under the Company's 1991 Stock Option Plan at an option price per share equal to the fair market value per share on the date of grant.

==========================================================================================================================
                                                                                                    Value of Unexercised
                                     Mumber of                      Number of Unexercised              In-the-Money
                                      Shares                             Options at                     Options at
                                    Acquired on      Value            December 31, 1996              December 31, 1996
       Name                          Exercise       Realized      Exercisable/Unexercisable      Exercisable/Unexercisable
--------------------------------------------------------------------------------------------------------------------------
Charles E. Bradley, Jr.               70,000        $677,950           249,040/131,200               $821,805/$755,050
--------------------------------------------------------------------------------------------------------------------------
Nicholas P. Brockman                  54,000         467,500             18,200/81,400                 159,250/533,025
--------------------------------------------------------------------------------------------------------------------------
William L. Brummund, Jr.              40,000         265,000             31,200/81,400                 273,000/516,875
--------------------------------------------------------------------------------------------------------------------------
Jeffrey P. Fritz                      20,000         140,000             52,200/81,400                 455,000/516,875
--------------------------------------------------------------------------------------------------------------------------
Curtis K. Powell                      20,000         110,250             9,300/143,300                  37,200/470,075
==========================================================================================================================

(1) Valuation is based on the last sales price on December 31, 1996 of $11.25 per share, as reported by Nasdaq.

Bonus Plan

     The named executive officers and other officers participate in a management bonus plan, pursuant to which such employees are entitled to earn cash bonuses, if the Company achieves certain net income levels or goals established by the Board of Directors. The amount of bonus payable to each officer is determined by the Board of Directors upon recommendation of the Compensation Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN
COMPENSATION DECISIONS

     The Compensation Committee of the Board of Directors during the fiscal year ended December 31, 1996 comprised Thomas L. Chrystie, William B. Roberts and Robert A. Simms. None of the members of the Compensation Committee are present or former employees of the Company.

DIRECTOR COMPENSATION

     During the year ended December 31, 1996, the Company paid director compensation of $125,000 to Mr. Bradley, Sr., for his service as Chairman of the Board of Directors, and $75,000 to Mr. Poole for his service as Vice-Chairman of the Board of Directors. Mr. Bradley, Jr., President of the Company, received no additional compensation for his service as a director. The remaining directors, Messrs. Chrystie, Roberts and Simms, received a retainer of $1,000 per month and an additional fee of $500 per meeting.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     Compensation paid to the Company's executive officers for the year ended December 1996 consisted of base salary, cash bonuses and stock options granted under the Company's 1991 Stock Option Plan. The Company paid bonus compensation in May 1996 to reflect performance for the twelve-month period ended March 31, 1996, and in May 1997 to reflect performance for the nine-month period ended December 31, 1996.

Compensation Policies in General

     As to base salary, the Company's objective is to establish base salaries at levels competitive with those in its industry. Annual adjustments in base salaries of officers other than the chief executive officer are approved by the Compensation Committee, acting on the recommendation of the chief executive officer.

     The Company has made a practice of paying annual bonuses to encourage executive officers and key management personnel to exercise their best efforts and management skills toward achieving the Company's objectives. Under the Company's bonus plan as applied to the year ended December 1996, executive officers of the Company other than its chief executive officer were eligible to receive a cash bonus of up to 50% of their base salaries. The amount of such bonus is determined by the Compensation Committee, acting on the recommendation of the chief executive officer. The principal determining factor in the amount of bonus is whether the Company as a whole has met its earnings objectives. Such objectives are set by the board of directors at its spring meeting of the prior year. Other factors in determining the amount of bonus are whether the executive has met individual objectives set by the chief executive officer and a subjective evaluation of the officer's performance.

     Applying the above principles, the Compensation Committee in April 1996 approved bonus compensation to each of the named executive officers of approximately 46% to 52% of his base salary for the twelve-month period ended March 1996. One quarter of such amount should be considered bonus compensation applicable to the first quarter of the year ended December 1996, and three quarters should be considered applicable to the nine-month period ended December 1995. Applying the same principles in 1997, the Compensation Committee approved for each of the named executive officers bonuses of from 41% to 47% of their base salaries for the nine-month period ended December 1996.

     The Company's long-term incentive plan has consisted of awards of incentive and non-qualified stock options designed to promote the identity of long-term interests between the Company's executives and its shareholders and to assist in the retention of key executives and management personnel. Since the full benefit of stock option compensation cannot be realized unless stock appreciation occurs over a number of years, stock option grants are designed to provide an incentive to create shareholder value over a sustained period of time.

     In exercising its discretion as to the level of executive compensation and its components, the Compensation Committee considers a number of factors. Financial factors considered include growth in the Company's revenue, income and earnings per share; the extent of appreciation in its stock price; and return on equity. Operational factors considered include the Company's cost of funds; indicators of the credit quality of the Company's servicing portfolio, including levels of delinquencies and charge-offs; and indicators of successful management of personnel, including the number of employees hired and employee stability.

     The Company also maintains certain broad-based employee benefit plans in which executive officers are permitted to participate on the same terms as non-executive personnel who meet applicable eligibility criteria, subject to any legal limitations on the amounts that may be contributed or the benefits that may be payable under the plans.

Compensation of the Company's Chief Executive Officer

     The Company's general approach in setting the annual compensation of its chief executive officer is to seek to be competitive with financial services companies similar to the Company, but to have a large percentage of his target compensation be dependent upon objective long-term criteria. During the year ended December 1996, the Company's chief executive officer, Charles E. Bradley, Jr., received $381,250 in base salary. As noted above, Mr. Bradley's base salary was increased effective April 1, 1996 from a rate of $325,000 per year to a rate of $400,000 per year. In setting that rate, the Compensation Committee considered primarily the levels of chief executive officer compensation prevailing among fast-growing financial services companies. The Committee also took note of the growth in the Company's revenues and earnings, and the enhancement of shareholder value over the preceding twelve months, in determining the appropriate companies for comparison.

     The Company's policy regarding cash bonuses paid to its chief executive officer is similar to its policy regarding cash bonuses for other executive officers, except that the maximum bonus is 100% of base compensation, and the Compensation Committee expects to exercise a greater degree of discretion with respect to award of a bonus to the chief executive officer than it expects to exercise with respect to bonuses paid to other executive officers.

     Applying that policy, the Compensation Committee in April 1996 approved bonus compensation to the chief executive officer of approximately 90% of his base salary for the twelve-month period ended March 1996. One quarter of such amount should be considered bonus compensation applicable to the first quarter of the year ended December 1996, and three quarters should be considered applicable to the nine-month period ended December 1995. In determining bonus compensation to be paid, the Compensation Committee considered that the Company had substantially exceeded its earnings target, had arranged for substantial increases in its financing facilities at reduced costs, had successfully issued $20 million of subordinated debt, and had successfully managed substantial increases in its personnel. In 1997, the Compensation Committee reviewed the performance of the Company against its targets set in April 1996, and approved bonus compensation to its chief executive officer in the amount of 100% of his base salary for the nine-month period ended December 1996. In determining the amount of such bonus, the Compensation Committee considered that the Company had materially increased its net income and earnings per share, and that the combined salary and bonus would be competitive with cash compensation paid to chief executive officers at comparable firms.

     In addition to his cash compensation, Mr. Bradley in April 1996 was granted options to purchase 200,000 shares of Common Stock under the 1991 Stock Option Plan, at an exercise price equal to the fair market value at the date of grant. In its determination to grant such options, the Compensation Committee considered the various factors mentioned above. Such options will provide the possibility of substantial additional compensation to the Company's chief executive officer, but only if there are corresponding increases in shareholder value.

                                                THE COMPENSATION COMMITTEE

                                                Robert A. Simms
                                                William B. Roberts
                                                Thomas L. Chrystie

Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate by reference future filings, including this Proxy Statement, in whole or in part, the preceding report and the Performance Graph below shall not be incorporated by reference into any such filings.

PERFORMANCE GRAPH

     The following graph compares the yearly change in the Company's cumulative total shareholder return on its common stock from October 22, 1992 (the date of its initial public offering) through December 31, 1996, with (i) the cumulative total return of the Center for Research in Security Prices ("CRSP") Index for the Nasdaq Stock Market (U.S. Companies), and (ii) the cumulative total return of the CRSP Index for Nasdaq Financial Stocks. The graph assumes $100 was invested on October 22, 1992 in the Company's common stock, and in each of the two indices shown, and that all dividends were reinvested. Data are presented for the last trading day in each of the Company's fiscal years. As noted above, the Company's fiscal year ended on March 31 until 1995, when the Company changed its fiscal year-end to December 31.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG CONSUMER PORTFOLIO SERVICES, INC., NASDAQ STOCK MARKET (U.S. COMPANIES) AND NASDAQ FINANCIAL STOCKS.



                        [PERFORMANCE GRAPH APPEARS HERE]

                                    Oct 1992    Mar 1993   Mar 1994   Mar 1995   Dec 1995   Dec 1996
Consumer Portfolio Services, Inc.    $100.0     $107.1      $204.8     $309.5     $347.6     $428.6
Nasdaq Stock Market (U.S.)           $100.0     $115.6      $124.8     $138.8     $180.1     $221.5
Nasdaq Financial Stocks              $100.0     $125.6      $130.8     $146.5     $194.0     $248.6

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number and percentage of shares of CPS Common Stock (its only class of voting securities) owned beneficially as of May 31, 1997 (i) by each person known to the Company to own beneficially more than 5% of the outstanding Common Stock, (ii) by each director, nominee or named executive officer of the Company, and (iii) by all directors and executive officers of the Company as a group. Except as otherwise indicated, and subject to applicable community property and similar laws, each of the persons named has sole voting and investment power with respect to the shares shown as beneficially owned by such persons. The address of Messrs. Bradley, Jr., Brockman, Fritz, Brummund and Powell is c/o Consumer Portfolio Services, Inc., 2 Ada, Irvine, CA 92618.

                                                                        Amount & Nature of             Percent of
       Name & Address of Beneficial Owner                             Beneficial Ownership(1)             Class
       ----------------------------------                            ------------------------          ----------
Charles E. Bradley, Sr............................................         2,895,137(2)                    19.4%
   Stanwich Partners, Inc.,
   62 Southfield Avenue,
   Stamford, CT  06902

William B. Roberts................................................         1,033,982                       7.2%
   Monmouth Capital Corp.,
   126 East 56th Street, 12th Floor,
   New York, NY  10022

John G. Poole.....................................................           289,860(3)                    2.0%
   Stanwich Partners, Inc.,
   62 Southfield Avenue,
   Stamford, CT  06902

Thomas L. Chrystie................................................           100,000(4)                     *
   P.O. Box 640
   Wilson, WY  83014

Robert A. Simms...................................................           227,144(5)                    1.6%
   55 Railroad Ave., Plaza Suite,
   Greenwich, CT  06830

Charles E. Bradley, Jr............................................         1,572,920(6)                   10.4%
Nicholas P. Brockman..............................................            90,600                        *
William L. Brummund, Jr...........................................            89,600                        *
Jeffrey P. Fritz..................................................            90,600                        *
Curtis K. Powell..................................................            19,300                        *
All officers and directors as a group (seventeen persons)........          5,935,069(7)                   38.3%

Sun Life Insurance Company of America(8)..........................         1,013,332                       7.1%
One Sun America Center, Los Angeles, CA  90067

Robert T. Gilhuly and Kimball J. Bradley, Trustees................         1,058,818(9)                    7.4%
c/o Cummings & Lockwood
Two Greenwich Plaza, Box 2505, Greenwich, CT 06830

---------------------------
 *   Less than 1%

(1) Includes the following shares which are not currently outstanding but which the named individuals have the right to acquire currently or within 60 days of May 31, 1997 upon exercise of options: Charles E. Bradley, Sr. - 600,000 shares; Thomas L. Chrystie - 30,000 shares; Robert A. Simms - 30,000 shares; Charles E. Bradley, Jr. - 267,640 shares; Jeffrey P. Fritz - 50,600 shares; William L. Brummund, Jr. - 49,600 shares; Nicholas P. Brockman - 36,600 shares; Curtis K. Powell - 19,300 shares; and all directors and officers as a group (17 persons) - 1,199,266 shares. The shares described in this note are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such persons individually and by the group, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person.

(2) Includes 207,490 shares owned by the named person's spouse as to which he has no voting or investment power; and 600,000 shares that Mr. Bradley, Jr., has the presently exercisable right to acquire from Mr. Bradley, Sr.

(3)  Includes 3,000 shares held by Mr. Poole as custodian for his children.

(4)  Includes 70,000 shares held by the Thomas L. Chrystie Living Trust.

(5) Includes 16,944 shares owned by Mr. Simms' spouse as to which he has no voting or investment power.

(6) Includes 211,738 shares held by a trust of which Mr. Bradley is the beneficiary, as to which he has no voting or investment power. Also includes, in addition to the 267,640 shares referred to in footnote 1, 600,000 shares that Mr. Bradley, Jr. has the presently exercisable right to acquire from Mr. Bradley, Sr.

(7) Includes an aggregate of 1,199,266 shares which are not currently outstanding, but which may be acquired by officers and directors of the company within 60 days of May 31, 1997.

(8) Information included in reliance solely upon a report on Schedule 13G filed by the named person on March 7, 1996. (9) These shares are held in trusts of which the beneficiaries are Charles E. Bradley, Sr.'s adult children, including, among others, Charles E. Bradley, Jr., (as to 211,738 shares) and Kimball J. Bradley (as to 211,802 shares).

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

     The Company's directors, certain officers, and persons holding more than ten percent of the Company's common stock are required to report, within certain periods, their initial ownership of and any subsequent transactions in any of the Company's equity securities. Based solely upon reports furnished to the Company and written representations and information provided to the Company by the persons required to make such filings, all such individuals have satisfied such filing requirements in full, except that Robert Simms, a director, in October 1996 filed late two reports (each relating to one transaction); Eugene Warner, then an officer and Richard Trotter, an officer, each filed late one report (each report relating to one transaction); and Mark Creatura and James Stock, officers, each filed late their initial reports. All transactions and holdings of which the Company has knowledge have now been reported.

CERTAIN TRANSACTIONS

     From January 1, 1992 through December 31, 1995 the Company retained Stanwich (a corporation of which Charles E. Bradley, Sr. and John G. Poole are principal shareholders) to provide consulting services for compensation at the rate of $350,000 per year. Effective January 1, 1996, upon expiration of the prior agreement, the Company and Stanwich agreed to continue the consulting arrangement for an additional three-year period, at a reduced rate of compensation of $75,000 per year. The current rate was arrived at by negotiation between Stanwich and the independent directors of the Company. Such negotiations took into account the prior rate of compensation, the services performed by Stanwich in the past, the Company's decision to begin compensating Mr. Bradley and Mr. Poole for their services as Chairman and Vice Chairman of the Board of Directors, and the expectation that a reduced level of consulting service would be required as the Company matured. Under both the current and prior agreements, Stanwich agreed to provide such level of consulting services relating to strategic business and tax planning and investment analysis as the Company reasonably may request. No fixed, minimum or maximum number of hours of service is or was specified.

     In January 1997, the Company acquired 80% of the outstanding shares of the capital stock of Stanwich Leasing, Inc. ("SLI") for an aggregate purchase price of $100,000. SLI's selling shareholders included Charles E. Bradley, Sr. and John G. Poole, each of whom is an officer, director and shareholder of the Company and who received, respectively, $45,000 and $15,000 of the purchase price. Messrs. Bradley, Sr. and Poole, the founders of SLI, purchased their SLI shares in 1996 for $450 and $150, respectively. SLI and its 80% owned subsidiary, PIC Leasing Corp. ("PIC"), are in the business of leasing equipment and containers to others. At December 31, 1996, SLI and PIC together had approximately $2.0 million of assets under lease, and a book value of $37,000. Approximately 6% of the assets under lease were leased to corporate lessees with which Messrs. Bradley, Sr. and Poole are affiliated. SLI is indebted in the amount of $500,000 to a company of which Messrs. Bradley, Sr. and Poole are the indirect majority owners. This debt constitutes the purchase price for SLI's acquisition of PIC in 1996. The purchase price for SLI was determined by negotiation between the Company and SLI's selling shareholders. The transaction was approved by the Company's disinterested directors, consisting of Messrs. Chrystie, Roberts and Simms. The remaining 20% of SLI not acquired by the Company is held by Charles E. Bradley, Jr., who is the President and a director of the Company.

     In order to obtain long-term subordinated debt financing on the terms described below, the Company in May 1997 assisted Stanwich Holdings, Inc. ("Holdings") in its acquisition of a company now known as Stanwich Financial Services Corp. ("Financial Services"). Charles E. Bradley, Sr., Charles E. Bradley, Jr. and John G. Poole, who are officers and directors of the Company, collectively own 92.5% of the common stock of Holdings, and Mr. Bradley, Sr. is the president and a director of Holdings.

       On May 20, 1997 the Company purchased $14,500,000 of preferred stock of Holdings. Holdings used the proceeds of the Company's investment, together with other funds, to acquire all of the capital stock of Financial Services, which is engaged in the structured settlement business. Dividends on the Holdings preferred stock held by the Company are cumulative at the rate of 9% per annum. The preferred stock is redeemable at an aggregate price of $14,645,000 (a premium of $145,000 over par), plus accrued dividends. The Company expects that the preferred stock will be redeemed in accordance with its terms within the month of June 1997.

     As an additional consideration to the Company for making the preferred stock investment in Holdings, Stanwich Holdings made a commitment (the "Loan Commitment") to cause Financial Services to make the following loans to the
Company:

     o A 60-day loan of $14,500,000 bearing interest at 8% per annum. This loan was funded on May 21, 1997, and may be pre-paid at any time without penalty.

     o An unsecured loan (the "First Additional Loan") of $15,000,000 to be funded by June 30, 1997. This loan will have a maturity of seven years and will bear interest at the rate of 9% per annum. The First Additional Loan may be pre-paid without penalty at any time after three years. Financial Services will have the option to convert 20% of the principal into shares of common stock of the Company at a price of $11.55 per share, which is 130% of the closing price of such stock on the Nasdaq Stock Market on the date of the Loan Commitment.

     o An unsecured loan (the "Second Additional Loan") in an amount (up to $15,000,000) to be determined by the Company. the Company's option to draw down this loan will expire on December 31, 1997. The terms of this loan, if taken, will be the same as the terms applicable to the First Additional Loan.

     The terms of the First Additional Loan and the Second Additional Loan (collectively, the "Additional Loans") are or will be the same as the terms applicable to the $20 million of partially convertible debt securities ("Participating Equity Notes" or "PENs") issued by the Company in its underwritten public debt offering completed in April 1997 (the "PENs Financing"), except that the terms of the Additional Loans are more favorable to the Company than the terms of the PENs Financing in three respects. First, the interest rate under the Additional Loans is 150 basis points lower than the interest rate under the PENs Financing. Second, only 20% of the principal of the Additional Loans is convertible into common stock of the Company, as compared to 25% under the PENs Financing. Third, the conversion price per share is $11.55 per share (determined as 130% of the market price per share on the date of Loan Commitment), as compared to $10.15 per share (determined as 125% of the market price per share on the effective date of the public offering of debt) in the PENs Financing.

     As further consideration for the preferred stock investment by the Company, the shareholders of Holdings granted to the Company the option to acquire 100% of the outstanding common stock of Holdings from them at a price equal to 80% of the fair market value of such stock at the time of option exercise, as determined by an independent appraisal. The option is exercisable from May 22, 2000 through May 21, 2003.

     In the acquisition of Financial Services by Holdings, the Company as a preferred shareholder of Holdings agreed to indemnify the former owners of Financial Services (who are not affiliates of the Company) if claims are made against them by creditors of Financial Services relating to certain matters occurring on or after the closing date of the acquisition. Messrs. Bradley, Sr. and Bradley, Jr. in turn have agreed to indemnify the Company against any loss or liability that it may incur as a result of its indemnification of such former owners.

     The agreements and transactions described above were not entered into between parties negotiating or dealing on an arm's length basis, but were entered into by the Company with the parties who personally benefited from such transactions and who had a control or fiduciary relationship with the Company. In each case such agreements and transactions have been reviewed and approved by the members of the Company's Board of Directors who are disinterested with respect thereto.

                                VOTING OF SHARES

     The Board of Directors recommends that an affirmative vote be cast in favor of each of the nominees and proposals listed on the proxy card.

     The Board of Directors knows of no other matters that may be brought before the meeting which require submission to a vote of the shareholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

     Holders of CPS Common Stock are entitled to one vote per share on each matter other than election of directors. As to election of directors, each holder of CPS Common Stock may cumulate such holder's votes and give any nominee an aggregate number of votes equal to the number of directors to be elected multiplied by the number of shares of CPS Common Stock held of record by such holder as of the record date, or distribute such aggregate number of votes among as many nominees as the holder thinks fit. However, no such holder shall be entitled to cumulate votes for any nominee unless such nominee's name has been placed in nomination prior to the voting and the holder has given notice at the annual meeting prior to the voting of the holder's intention to cumulate votes. If any one holder has given such notice, all holders may cumulate their votes for nominees. Discretionary authority is sought hereby to cumulate votes of shares represented by proxies.

     Votes cast in person or by proxy at the Annual Meeting will be tabulated by the Inspector of Elections with the assistance of the Company's transfer agent. The Inspector of Elections will also determine whether or not a quorum is present. The affirmative vote of a majority of shares entitled to vote, whether or not present at the meeting, is required for approval of Proposal No. 2 (amendment of the Bylaws), and the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present is required for approval of Proposal No. 3 (1997 Long-Term Incentive Plan) and Proposal No. 4 (Selection of Independent Auditors). In general, California law provides that a quorum consists of a majority of the shares entitled to vote, represented either in person or by proxy. The Inspector of Elections will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voting for purposes of determining the approval of any matter submitted to the shareholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of nominees for director named herein; FOR an increase in the number of authorized directors from five to a range of from five to nine; FOR the approval of the CPS 1997 Long-Term Incentive Plan; and FOR the ratification of the appointment of KPMG Peat Marwick as the Company's independent auditors for the year ending December 31, 1997; and will be deemed to grant discretionary authority to vote upon any other matters properly coming before the meeting. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("broker non-votes"), those shares will be considered as abstentions with respect to that matter. While there is no definitive specific statutory or case law authority in California concerning the proper treatment of abstentions and broker non-votes, the Company believes that the tabulation procedures to be followed by the Inspector of Elections are consistent with the general statutory requirements in California concerning voting of shares and determination of a quorum.

                              SHAREHOLDER PROPOSALS

     The Company expects to hold its 1998 Annual Meeting of Shareholders in June 1998. In order to be considered for inclusion in the Company's proxy statement and form of proxy for the 1998 Annual Meeting, any proposals by shareholders intended to be presented at such meeting must be received by the Secretary of the Company at 2 Ada, Irvine, California 92618 by no later than April 1, 1998.

                                             By ORDER OF THE BOARD OF DIRECTORS


                                             Jeffrey P. Fritz, Secretary


Dated: June 11, 1997
Irvine, California 92618

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FORM OF PROXY

                        CONSUMER PORTFOLIO SERVICES, INC.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JULY 10, 1997

     The undersigned shareholder of CONSUMER PORTFOLIO SERVICES, INC., a California corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement with respect to the Annual Meeting of Shareholders of Consumer Portfolio Services, Inc. to be held at the offices of said corporation at 2 Ada, Irvine, California 92618 on Thursday, July 10, 1997 at 10:00 a.m., and hereby appoints Charles E. Bradley, Jr. and Jeffrey P. Fritz, and each of them, proxies and attorneys-in-fact, each with power of substitution and revocation, and each with all powers that the undersigned would possess if personally present, to vote the Consumer Portfolio Services, Inc. Common Stock of the undersigned at such meeting and any postponements or adjournments of such meeting, as set forth on the reverse, and in their discretion upon any other business that may properly come before the meeting (and any such postponements or adjournments).

     THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, FOR PROPOSALS 2, 3 AND 4, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY POSTPONEMENTS OR ADJOURNMENTS THEREOF.

              (IMPORTANT - TO BE SIGNED AND DATED ON REVERSE SIDE)

/SEE REVERSE SIDE/


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
/x/    Please mark
       votes as in
       this example              PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN THIS CARD                    FOR      AGAINST   ABSTAIN

1.  Election of Directors

    Nominees:                                                  2. To approve an amendment to the          /  /       /  /      /  /
    Charles E. Bradley, Sr., Charles E. Bradley, Jr.,             Company's Bylaws to increase the
    John G. Poole, Robert A. Simms, William B. Roberts            number of authorized directors from
    and Thomas L. Chrystie                                        a fixed number of five to a variable
                                                                  range of from five to nine, and to
    FOR ALL                WITHHELD                               set the authorized number within that
    NOMINEES               FROM ALL                               range at six.
                           NOMINEES

    /  /                    /  /     MARK HERE FOR  /  /       3. To approve the 1997 CPS Long-Term       /  /       /  /      /  /
                                     ADDRESS CHANGE               Incentive Plan, as described in
                                     AND NOTE AT LEFT             the Proxy Statement.

/  / ---------------------------------                         4. To ratify the appointment of KPMG       /  /       /  /      /  /
For all nominees except as noted above                            Peat Marwick LLP as independent
Instruction: Write in the space above                             auditors of the Company for the
the name(s) of any nominees as to whom                            year ending December 31, 1997.
Authority to vote is withheld.
                                                               5. To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

                                                               This proxy should be signed by the shareholder(s) exactly as his or her name(s) appear(s) hereon, dated and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both persons should sign.
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Signature: _______________ Date: _______ Signature: ______________ Date: _______